Exhibit 1.3

EXECUTION COPY

INLAND AMERICAN REAL ESTATE TRUST, INC.

540,000,000

SHARES OF COMMON STOCK

$.001 PAR VALUE PER SHARE

SOLICITING DEALER AGREEMENT

June 28, 2006

Ameriprise Financial Services, Inc.

570 Ameriprise Financial Center

Minneapolis, MN 55474

Ladies/Gentlemen:

Inland American Real Estate Trust, Inc., a Maryland corporation formed on October 4, 2004 (the “Company”), and governed by bylaws (as may be amended from time to time, the “Bylaws”) and Articles of Incorporation (as may be amended from time to time, the “Articles”) in the form incorporated by reference into the Registration Statement, as described in Section l(a) hereof (the Bylaws and Articles being hereinafter referred to as the “Organizational Documents”), is offering, upon the terms and conditions set forth in the Prospectus (as defined below), (i) on a “best efforts” basis up to 500,000,000 shares of common stock of the Company, $.001 par value per share (each a “share,” and collectively, the “Shares”) for a purchase price of $10.00 per Share with a minimum initial investment of $3,000 ($1,000 in the case of tax-exempt entities) and (ii) up to 40,000,000 Shares for a purchase price of $9.50 per Share for issuance through the Company’s distribution reinvestment plan (collectively the “Offering”). Each subscriber will be required to enter into a subscription agreement substantially in the form of the Subscription Agreement attached as Appendix C-1 to the Prospectus (the “Subscription Agreement”), and will, upon acceptance of the subscriptions by the Company, become a stockholder of the Company (individually, a “Stockholder” and collectively the “Stockholders”). Inland Securities Corporation (the “Dealer Manager”) and the Company have entered into the Dealer Manager Agreement, dated as of August 31, 2005 (the “Dealer Manager Agreement”), under which the Dealer Manager agreed to use its best efforts to solicit subscriptions for shares of the Company’s common stock.

Ameriprise Financial Services, Inc. (“Ameriprise”) is hereby invited to become a Soliciting Dealer for the purpose of soliciting subscribers for Shares in accordance with the terms and conditions of this Soliciting Dealer Agreement (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Prospectus.

1.                  Representations and Warranties of the Company, the Dealer Manager and Inland American Business Manager & Advisor, Inc. (the “Business Manager”). Each of the Company, the Dealer Manager and the Business Manager, jointly and severally, represent, warrant and covenant with Ameriprise for Ameriprise’s benefit that, as of the date hereof and, except as otherwise specified herein, at all times during the term of this Agreement:

(a)            Registration Statement and Prospectus. A registration statement (File 333-122743) on Form S-11 with respect to an aggregate of 540,000,000 Shares has been prepared and filed by the Company pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The registration statement, which includes a preliminary prospectus, was initially filed with the Commission on or about February 11, 2005. Pre-effective amendment number five to the registration statement in the form in which it became effective, as it may be supplemented or amended from time to time, is referred to herein as the “Registration Statement” and the prospectus included in the Registration Statement, as supplemented from time to time, is referred to herein as the “Prospectus,” except that if the Prospectus first filed by the Company pursuant to Rule 424(b) under the Act differs from the Prospectus, the term “Prospectus” shall also include the Prospectus filed pursuant to Rule 424(b). The Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted, are pending before, or to the Company’s knowledge, threatened by the Commission.

(b)           Compliance with the Act. The Registration Statement has been prepared and filed by the Company and has been declared effective by the Commission. Neither the Commission nor any state securities authority has issued any stop order preventing or suspending the use of any Prospectus or preliminary prospectus filed with the Registration Statement or any amendments thereto and no proceedings for that purpose have been instituted, or to the Company’s knowledge, are threatened or contemplated by the Commission or by state securities authorities. From the time the Registration Statement became effective and at all times subsequent thereto up to and including the Termination Date (as defined in Section 2(e) hereof):

(i)                the Registration Statement, the Prospectus and any amendments or supplements thereto contained, or will contain, all statements that are required to be stated therein by the Act and the Rules and Regulations and complied, or will comply, in all material respects with the Act and the Rules and Regulations;

(ii)             neither the Registration Statement nor any amendment or supplement thereto included, or will include, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(iii)          neither the Prospectus nor any amendment or supplement thereto included, or will include, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Any Prospectus delivered to Ameriprise will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The representations and warranties in this Section 1(b) shall not apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, or in conformity with, written information furnished to the Company by Ameriprise expressly for use in the Registration Statement or the Prospectus.

(c)            No Subsequent Material Events. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto or in the periodic financial statements of the Company, the Company has not and will not have:

(i)                incurred any material liabilities, obligations or long-term indebtedness;

(ii)             entered into any material transaction not in the ordinary course of business and, except as so disclosed, there has not been and will not be any material adverse change in the financial position or results of operations of the Company whether or not arising in the ordinary course of business; or

(iii)          except for distributions on the Company’s common stock, declared, paid or made a distribution of any kind on any class of its capital stock.

(d)           Corporation Status. The Company is duly organized and validly existing under the General Corporation Law of the State of Maryland with full power and authority to conduct the business in which it is engaged as described in the Prospectus, including without limitation to acquire, directly or through subsidiaries, properties, as more fully described in the Prospectus, including land and buildings as well as properties upon which buildings are to be constructed for the Company or to be owned by the Company (each, a “Property” and collectively, the “Properties”) or make loans, or other permitted investments as referred to in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type that would make such qualification necessary except where the failure to be so qualified or in good standing could not have, individually or in the aggregate, a material adverse effect on the financial condition, stockholders’ equity, results of operation, business affairs or business prospects of the Company taken as a whole (a “Material Adverse Effect”).

(e)            Authorization of Agreements. Each of this Agreement, the Dealer Manager Agreement, and the Business Management Agreement between the Company and the Business Manager (the ”Business Management Agreement”) has been duly and validly authorized, executed and delivered by or on behalf of the Company, the Dealer Manager and the Business Manager, as applicable, and constitutes the valid and binding agreement of each of them, as applicable, enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affect creditors’ rights generally or by equitable principles relating to the availability of remedies). The performance of this Agreement, the Dealer Manager Agreement and the Business Management Agreement by the Company, the Dealer Manager and the Business Manager and the consummation of the transactions contemplated herein and therein do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its Subsidiaries, the Dealer Manager or the Business Manager pursuant to, any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company, any of its Subsidiaries, the Dealer Manager or the Business Manager is a party or by which the Company, any of its Subsidiaries, the Dealer Manager or the Business Manager or their respective properties are bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Company, any of its Subsidiaries, the Dealer Manager or the Business Manager or any of their respective properties, except for breaches, defaults, liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement, the Dealer Manager Agreement, or the Business Management Agreement or for the consummation of the transactions contemplated herein and therein except as have been obtained under the Act, from the National Association of Securities Dealers, Inc. (the “NASD”) or as may be required under state securities or blue sky laws in connection with the offer and sale of the Shares.

(f)              Pending Actions. There is no action, suit or proceeding pending, or, to the knowledge of the Company, threatened or contemplated before or by any arbitrator, court or other governmental body, domestic or foreign, against or affecting the Company, any of its Subsidiaries, the Dealer Manager or the Business Manager, which adversely affects the offering, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company, any of its Subsidiaries, the Dealer Manager or the Business Manager is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(g)           Required Filings. There are no contracts or other documents required to be filed by the Act or the Rules and Regulations thereunder as exhibits to the Registration Statement which have not been so filed.

(h)           Federal Income Tax Laws. The Company and each of its Subsidiaries has filed all federal, state and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file), and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company and each of its Subsidiaries to the extent that such taxes or assessments have become due.

(i)               Independent Registered Public Accounting Firm. To the Company’s knowledge, the accountants who have certified certain financial statements appearing in the Prospectus whose report is filed with the Commission as a part of the Registration Statement are an independent registered public accounting firm within the meaning of the Act and the Rules and Regulations and have been registered with the Public Company Accounting Oversight Board.

(j)               Authorization of the Shares. The Company has an authorized and outstanding capitalization as set forth in the Prospectus. The sale of the Shares has been duly and validly authorized by the Company, and when subscriptions for the Shares have been accepted by the Company for the consideration set forth in the Prospectus and issued to the respective subscribers, the Shares will be fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder of the Company. No person will have preemptive rights to purchase or subscribe for securities of the Company, and the Shares will not be convertible or subject to redemption except as described in the Prospectus or any supplement or amendment thereto.

(k)            Violations. None of the Company, any of its Subsidiaries, the Dealer Manager or the Business Manager is (i) in violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, any of its Subsidiaries, the Dealer Manager or the Business Manager is a party or by which any of them may be bound or to which any of their respective properties or assets of the Company, any of its Subsidiaries, the Dealer Manager or the Business Manager is subject (collectively, “Agreements and Instruments”), except, in the case of (ii) above, where any such default would not be expected to have a Material Adverse Effect.

(l)               Financial Statements. The financial statements of the Company, including the schedules and notes thereto, filed as part of the Registration Statement and those included in the Prospectus present fairly, in all material respects the financial position of the Company and its consolidated Subsidiaries as of the date indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; the financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and comply with the requirements of Regulation S-X promulgated by the Commission. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein, as of the respective dates and for the respective periods specified, and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(m)         Investment Company Act. The Company on the date hereof, and at all times during the term of this Agreement, is not and will not be subject to, or is or will be otherwise exempt from regulation under the provisions of the Investment Company Act of 1940, as amended.

(n)           The Dealer Manager. The Dealer Manager is duly organized, validly existing and in good standing under the General Corporation Laws of the State of Delaware with full power and authority to conduct the business in which it is engaged as described in the Prospectus. The Dealer Manager is a member of the NASD and is subject to the supervision and examination of the Commission.

(o)           The Business Manager. The Business Manager is an Illinois corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois with full power and authority to conduct the business in which it proposes to engage as described in the Prospectus, and is or will be qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which it is doing business as such, as described in the Prospectus, which (i) requires such qualification to enable the Business Manager to conduct the business in which it is engaged or proposes to engage as described in the Prospectus, or (ii) may require such qualification and the failure to so qualify might result in material adverse consequences to the Business Manager or the Company.

(p)           Description of Agreements. The Company is not a party to, or bound by, any contract or other instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described and filed as required.

(q)           Qualification as a Real Estate Investment Trust. The Company intends to satisfy the requirements of the Internal Revenue Code of 1986 as amended (the “Code”) for qualification as a real estate investment trust. Commencing with the taxable year ending December 31, 2005, the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and its actual method of operation has enabled it and its proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

(r)              Gramm-Leach-Bliley Act and USA Patriot Act. The Company complies in all material respects with the applicable privacy provision of the Gramm-Leach-Bliley Act and the applicable provisions of the USA Patriot Act.

(s)            Sales Material. All advertising and supplemental sales literature prepared or approved by the Company or any of its affiliates (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by the Company, any of its affiliates or Ameriprise in connection with the offering of the Shares will have received all required regulatory approval, which may include but is not limited to, the Commission, the NASD and all applicable state securities agencies, prior to use and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading.

(t)              Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as that term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its formation, has corporate, limited liability company or limited partnership, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of owning or leasing property or conducting business; except as otherwise disclosed in the Registration Statement or Prospectus as supplemented or amended, all of the issued and outstanding capital stock or membership or partnership interests, as applicable, of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or membership or partnership units, as applicable, of any Subsidiary was issued in violation of the preemptive or similar rights of any stockholder, member or partner, as applicable, of such Subsidiary. The only Subsidiaries of the Company are the Subsidiaries listed on Exhibit 21 to the Registration Statement as it may be amended from time to time.

(u)           Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire, directly or indirectly through the Business Manager, on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(v)           Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Dealer Manager Agreement and the Business Management Agreement, in connection with the offering, issuance or sale of the Shares or the consummation of the other transactions contemplated by this Agreement, the Dealer Manager Agreement and the Business Management Agreement, except such as have been already made or obtained under the Act or as may be required under state securities laws.

(w)         Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(x)             Partnership Agreements. Each of the partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and, if applicable, joint venture agreements to which the Company or any Subsidiary is a party has been duly authorized, executed and delivered by the

Company or the relevant Subsidiary, as the case may be, and constitutes the valid and binding agreement of the Company or such Subsidiary, as the case may be, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (A) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) the effect of general principles of equity, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or bylaws, partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be, of the Company or any of its Subsidiaries or any of the Agreements and Instruments or any law, administrative regulation or administrative or court order or decree.

(y)           Properties. Except as otherwise disclosed in the Prospectus: (i) the Company and its Subsidiaries or some combination thereof have good and marketable or good and valid title (either in fee simple or pursuant to a valid leasehold interest) to all Properties and other assets described in the Prospectus as being owned or leased, as the case may be, by them and to all Properties reflected in the Company’s most recent consolidated financial statements included in the Prospectus, and neither the Company nor any of its Subsidiaries has received notice of any claim that has been or may be asserted by any person adverse to the rights of the Company or any Subsidiary with respect to any Properties or other assets (or any such lease) or affecting or questioning the rights of the Company or any such Subsidiary to the continued ownership, lease, possession or occupancy of any Property or other assets, except for such claims that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting the Properties or other assets of the Company or any of its Subsidiaries which are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein, and all such liens, charges, encumbrances, claims or restrictions which are not disclosed in the Prospectus would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its Subsidiaries leases (as lessor) any of its Properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any Properties which not have been validly waived, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not material with respect to the Company and its Subsidiaries considered as one enterprise; (iv) to the Company’s knowledge, each of the Properties owned or leased by the Company or any of its Subsidiaries has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; (v) to the Company’s knowledge, each of the Properties owned or leased by the Company or any of its Subsidiaries is served by all public utilities necessary for the current operations on each Property in sufficient quantities for such operations, except where the failure to have such public utilities would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; (vi) to the knowledge of the Company, each Property owned or leased by the Company or any of its Subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect; (vii) all of the leases under which the Company or any of its Subsidiaries holds or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, could constitute a default under any such lease, except such defaults that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (viii) to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to any Property owned or leased by the Company or any of its Subsidiaries, except such proceedings or actions that would not reasonably be expected to, either singly or in the aggregate, have a Material Adverse Effect; and (ix) neither the Company nor any of its Subsidiaries nor any lessee of any of the real property or improvements of the Company or any of its Subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its Subsidiaries leases (as lessor) any of its Property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(z)             Title Insurance. The Company and its Subsidiaries have title insurance on all Properties and improvements described in the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all Properties and improvements reflected in the Company’s most recent consolidated financial statements included in the Prospectus in an amount at least equal to the original cost of acquisition and the Company and its Subsidiaries are entitled to all benefits of the insured thereunder, and each Property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its Subsidiaries (in the markets in which the Properties are located), except in each case where the failure to so insure would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa)      Liability Insurance. The Company and its Subsidiaries carry comprehensive general liability insurance and such other insurance on all Property and improvements described in the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all Property and improvements reflected in the Company’s most recent consolidated financial statements included in the Prospectus, as is customarily carried by lessors of properties similar to those owned by the Company and its Subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its Subsidiaries (in the markets in which the Properties are located) and the Company or one of its Subsidiaries is named as an additional insured on all policies required under the leases for the Properties.

(bb)    Environmental Matters. Except as otherwise disclosed in the Prospectus: (i) all Properties and improvements owned or leased by the Company or any of its Subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (ii) neither the Company, nor any of its Subsidiaries has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment or any other condition that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health, safety or environmental hazard to any person or property except for such violations or hazards that would not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its Subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with any Property or improvements, whether in connection with the presence of asbestos-containing materials in such Properties or otherwise, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; (v) neither the Company nor any of its Subsidiaries has caused or suffered to exist or occur any condition on any of the Properties or improvements that could give rise to the imposition of any Lien (as defined below) under any Environmental Laws, except such Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (vi) to the Company’s knowledge, no Property or improvements owned or leased by the Company or any of its Subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the

Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or radioactive materials or any constituent of any such substance or waste, including any such substance identified or regulated under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health or the Environment. “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

(cc)      Registration Rights. Except as disclosed in the Prospectus, there are no persons, other than the Company, with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, or included in the offering contemplated hereby.

(dd)    Finders’ Fees. Neither the Company nor any affiliate thereof has received or is entitled to receive, directly or indirectly, a finder’s fee or similar fee from any person other than that as described in the Prospectus in connection with the acquisition, or the commitment for the acquisition, of the Properties by the Company.

(ee)      Trademarks. Proper consent and authorization has been obtained for the use of any trademark or service mark in any literature delivered to Ameriprise or approved by the Company and the use of any trademark or service mark does not constitute the unlicensed use of Intellectual Property.

(ff)          No Fiduciary Duty. The Company acknowledges and agrees that Ameriprise is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the shares of Common Stock (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, Ameriprise is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and Ameriprise shall have no responsibility or liability to the Company with respect thereto. Any review by Ameriprise of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Ameriprise and shall not be on behalf of the Company.

2.                  Representations, Warranties and Covenants of the Soliciting Dealer. Ameriprise represents and warrants to, and covenants to the Company and the Dealer Manager as follows:

(a)            (i)     Ameriprise is a member in good standing of the NASD, (ii) Ameriprise is licensed as a broker-dealer in all fifty states, Puerto Rico and the District of Columbia and (iii) independent contractors and registered representatives acting on behalf of Ameriprise have the appropriate license(s) to offer and sell the Shares; (iv) Ameriprise is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith in connection with the offering of the Shares contemplated by this Agreement.

(b)           Ameriprise agrees to retain and update in its records, information establishing that each person who purchases Shares pursuant to a subscription agreement solicited by Ameriprise is within the permitted class of investors and the requirements, if any, of the jurisdiction in which such purchaser is a resident and the suitability standards set forth in the Prospectus and the subscription agreement in accordance with applicable federal and state law, rules and regulations and the Conduct Rules of the NASD.

(c)            Ameriprise will use reasonable efforts to assure that Shares are sold only to investors who:

(i)                meet the investor suitability standards, including the minimum income and net worth standards set forth in the Registration Statement or the Prospectus;

(ii)             can reasonably benefit from an investment in the Shares based on the prospective investor’s overall investment objectives and portfolio structure;

(iii)          are able to bear the economic risk of the investment based on each prospective investor’s overall financial situation; and

(iv)         have apparent understanding of: (a) fundamental risks of the investment; (b) the risk that the prospective investor may lose the entire investment; (c) the lack of liquidity of the Shares; (d) restrictions on transferability of the Shares; (e) the background and qualifications of the Business Manager; and (f) the tax consequences of an investment in the Shares.

(d)           Ameriprise will make the determinations required to be made by it pursuant to Section 2(c) based on information it has obtained from a prospective investor, pursuant to the Conduct Rules of the NASD and the Commission’s current books and records rules, as well as any other pertinent factors deemed by Ameriprise to be relevant.

(e)            Ameriprise shall not deliver any sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus; and, in accordance with applicable law or as prescribed by any state securities administrator, Ameriprise shall provide any prospective investor with copies of any exhibit to the Registration Statement; provided that if Ameriprise intends to deliver the Prospectus by means of electronic delivery, Ameriprise shall comply with all appropriate procedures including any requirements imposed by the Commission.

(f)              In offering the Shares for sale, Ameriprise shall not give or provide any information or make any representation other than those contained in the Prospectus or the sales literature and advertising material provided by the Company to Ameriprise for the purpose of offering the Shares for sale.

3.                  Offering and Sale of the Shares. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company and the Dealer Manager hereby appoint Ameriprise as a Soliciting Dealer to solicit subscriptions for the Shares at the subscription price to be paid and otherwise upon the other terms and conditions set forth in the Prospectus and in the Subscription Agreement. Ameriprise agrees to use its commercially reasonable efforts to procure subscribers for the Shares, during the period commencing with the Effective Date (as defined in Section 8(a)(i) hereof) and ending on the Termination Date (the “Offering Period”). Ameriprise acknowledges and understands that the Company may accept or reject subscriptions in its sole discretion. Nothing contained in this Section 3 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or to relieve Ameriprise of the responsibility of complying with the rules of the NASD.

(a)            Subscription Agreements and Subscriber Funds.

(i)                Except as otherwise directed by the Company, each person desiring to purchase Shares through Ameriprise must deliver a completed and signed copy of the Subscription Agreement together with a check payable to the order of “Ameriprise” in the amount of $10.00 per Share to Ameriprise.

(ii)             Ameriprise shall forward any Subscription Agreement(s) to the Company not later than noon three business days after receipt of such Subscription Agreement(s), except that, in any case in which Ameriprise maintains a branch office, and, pursuant to Ameriprise’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the offering price for the Shares and the Subscription Agreements to the Ameriprise office conducting such internal supervisory review by the close of business three business days following their receipt by the branch office in good order and Ameriprise shall review the Subscription Agreements to ensure their proper execution and form and, if they are acceptable, transmit the offering price for the Shares covered by the Subscription Agreements by wire transfer, or by a check made payable, to the Escrow Agent (as defined below) by the close of business three business days after their receipt by Ameriprise. The Company reserves the unconditional right to reject any Subscription Agreement (except for subscriptions through the Company’s distribution reinvestment plan). Any monies received by Ameriprise will be wire transferred, or by check made payable, to the Escrow Agent as soon as practicable, but in any event by the end of the third business day following receipt by Ameriprise. The Company will promptly notify Ameriprise of any rejection, and Ameriprise shall send the check and the Subscription Agreement to the Escrow Agent with directions to promptly return the check and the Subscription Agreement to the rejected subscriber. All subscription funds may be deposited directly with the Company. The parties acknowledge that any receipt by Ameriprise of payments for subscriptions for Shares shall be effected solely as an administrative convenience, and such receipt of payments shall not be deemed to constitute acceptance of orders to purchase Shares or sales of Shares.

(b)           Sales Literature. Ameriprise shall use and distribute in conjunction with the Offering only the Prospectus and such sales literature and advertising as shall have been previously approved in writing by the Company.

(c)            Jurisdictions. Ameriprise shall cause the Shares to be offered and sold only in those jurisdictions specified in writing by the Company for whose account Shares are then offered for sale. The list of jurisdictions shall be updated by the Company as additional jurisdictions are added. The Company shall specify only those jurisdictions in which the Offering has been authorized by appropriate regulatory authorities. No Shares shall be offered or sold for the account of the Company in any other jurisdiction.

(d)           Escrow. Except as otherwise directed by the Company, all funds received by Ameriprise for the sale of Shares shall be deposited in an escrow account established by the Company at LaSalle Bank, N.A., Chicago, Illinois (the “Escrow Agent”), by the close of the third business day following receipt of such funds by Ameriprise.

(e)            Termination of the Offering. The Offering Period will terminate on a date on or before one year from the original effective date of the Prospectus; provided that the Company may extend the Offering Period from time to time (but in no event beyond August 31, 2007), subject in any event to the Company’s right to terminate the Offering at any time (the “Termination Date”) and the proceeds will be applied as set forth in the Prospectus.

4.                  Soliciting Dealer Compensation. As compensation for services rendered hereunder the Dealer Manager shall pay to or reimburse, as applicable, Ameriprise the following:

(a)            Subject to the volume discounts and provisions regarding Special Sales (as defined below): (i) pay a selling commission equal to seven percent (7.0%) of the selling price of each Share for which a sale is completed with respect to Shares offered and sold by Ameriprise; (ii) pay a marketing contribution equal to one and one-half percent (1.5%) of the selling price of each Share for which a sale is completed with respect to Shares offered and sold by Ameriprise; and (iii) all bona fide expenses incurred in connection with Ameriprise’s due diligence investigation of the Company or the Offering up to one-half percent (0.5%) of the selling price of each Share offered and sold by Ameriprise (except for certain Special Sales). Any amounts payable by the Dealer Manager to Ameriprise under this Section 4 shall be payable to Ameriprise solely from the proceeds of any selling commissions or marketing contributions paid to the Dealer Manager by the Company and will not be paid until any and all commissions or marketing contributions payable by the Company to the Dealer Manager have been received by the Dealer Manager from the Company. Notwithstanding anything to the contrary herein, neither the Company nor the Dealer Manager will pay any selling commissions in connection with the sale of Shares through the Company’s distribution reinvestment plan.

(b)           Notwithstanding the provisions of Section 4(a) above, and subject to certain conditions and exceptions explained below, the selling commission to be paid by the Dealer Manager to Ameriprise shall be reduced for Shares sold to investors making an initial cash investment or, in the aggregate, combined additional investments of at least $250,000.00 through Ameriprise in accordance with the following schedule:

Amount of Selling			Maximum
Commission Volume	Amount of Purchaser’s Investment		Commission
Discount	From	To	Per Share
1%	$250,000	$499,999	6%
2%	$500,000	$999,999	5%
3%	$1,000,000	$2,499,999	4%
4%	$2,500,000	$4,999,999	3%
5%	$5,000,000	$9,999,999	2%
6%	$10,000,000	and over	1%

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares with fractional shares being rounded up to the nearest whole number. Selling commissions will not be paid on whole Shares issued in respect of a volume discount.

(c)            (i)     To the extent reasonably practicable, Ameriprise shall combine purchases for the purpose of qualifying an investor for, and crediting a purchaser or purchasers with, additional Shares provided that all combined purchases are made through Ameriprise and approved by the Company. For these purposes, the Company will combine subscriptions made in the Offering with other subscriptions in the Offering by the same purchaser for the purpose of computing amounts invested. Purchases by individuals within a “primary household group” also will be combined and purchases by any investor may be combined with other purchases of Shares to be held as a joint tenant or a tenant in common. For these purposes, a “primary household group” includes the purchaser, the purchaser’s spouse or “domestic or life partner” and all of the purchaser’s unmarried children under the age of twenty-one (21). For primary household group purposes, “domestic or life partners” means any two unmarried same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests. Purchases by tax-exempt or non tax-exempt entities may be combined with purchases by other tax-exempt entities for purposes of computing amounts invested if investment decisions are made by the same person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the tax-exempt entities who seek to combine purchases. Ameriprise acknowledges and agrees that purchases by entities required to pay federal income tax that are combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested may have adverse tax consequences to the investor. The investor must mark the “Additional Investment” space on the Subscription Agreement signature page in order for purchases to be combined. The Company is not responsible for failing to combine purchases if the investor fails to mark the “Additional Investment” space.

(ii)             In the case of subsequent investments or combined investments, a volume discount shall be applicable only on the portion of the subsequent or combined investment that resulted in the investment exceeding the breakpoint(s) set forth above. If the Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of the combined purchases will be credited on a pro rata basis. If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Shares to be credited as a result of the combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of the submission; except however, the additional Shares to be credited to any tax-exempt entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each tax-exempt entity and their combined purchases.

(d)           Notwithstanding the above, in no event shall any investor receive a discount greater than five percent (5.0%) on any purchase of Shares if the investor owns, or may be deemed to own, any Shares prior to subscribing.

(e)            (i)     No commission shall be payable on any subscription rejected by the Company. The Company may reject a subscription for any reason or for no reason. In addition, no selling commission, marketing contribution or due diligence expense shall be paid or reimbursed in connection with Shares issued by the Company as compensation for services performed or otherwise provided by Inland Real Estate Investment Corporation (the “Sponsor”) or any of its directors, officers, employees or affiliates, or the initial sale of Shares to Ameriprise or any director, officer, employee or affiliate of Ameriprise or the Company; provided that the discount on any subsequent sales of Shares to the foregoing entities or individuals may not exceed five percent (5.0%). Ameriprise acknowledges and agrees that all sales of Shares pursuant to this Section 4(e)(i) shall comply, and be made in accordance, with the rules of the NASD, specifically including, but not in any way limited to, Rule 2790 therein.

(ii)             All selling commissions due hereunder will be paid on a weekly basis, substantially concurrently with the acceptance of a subscriber as a stockholder by the Company; provided, however, that the Dealer Manager may, in its sole discretion, make these payments on a monthly basis.

(f)              The Dealer Manager will not pay the seven percent (7.0%) selling commissions in respect of Special Sales. For purposes of this Agreement, “Special Sale” shall mean: (i) the initial sale of shares to Ameriprise and to any of its respective directors, officers, employees or affiliates who request and are entitled to purchase Shares net of selling commissions; provided that the discount on any subsequent sales of Shares to the foregoing entities or individuals may not exceed five percent (5.0%) and (ii) Shares credited to an investor as a result of a volume discount. The Dealer Manager shall, however, pay the marketing contribution and due diligence expense allowance in respect of “Special Sales.”

5.                  Covenants of the Company, the Dealer Manager and the Business Manager. Each of the Company, the Dealer Manager and the Business Manager, jointly and severally, covenant and agree with Ameriprise that:

(a)            Registration Statement. The Company will use its commercially reasonable best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will not, at any time after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which Ameriprise shall not previously have been advised and furnished a copy at a reasonable time prior to the proposed filing or to which Ameriprise shall have reasonably objected or which is not, to the best of the Company’s knowledge, in compliance with the Act and the Rules and Regulations. The Company will prepare and file with the Commission and will use its commercially reasonable best efforts to cause to become effective as promptly as possible:

(i)                any amendments to the Registration Statement or supplements to the Prospectus that may be required pursuant to the undertakings in the Registration Statement; and

(ii)             upon Ameriprise’s reasonable request, any amendments to the Registration Statement or supplements to the Prospectus that, in the opinion of Ameriprise or Ameriprise’s counsel, may be necessary or advisable.

(b)           SEC Orders. The Company shall promptly notify Ameriprise and confirm the notice in writing if requested, (i) when the Registration Statement and any post-effective amendment thereto become effective, (ii) of any request made by the Commission to amend the Registration Statement, supplement the Prospectus or for additional information, or (iii) of the issuance by the Commission of any stop order or of any other order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose. Each of the Company and the Dealer Manager shall use its commercially reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible. The Company shall not accept any order of Shares during the effectiveness of any stop order.

(c)            Blue Sky Qualifications. The Company shall use its commercially reasonable best efforts to qualify the Shares for offering and sale under the securities or blue sky laws of the jurisdictions as Ameriprise may reasonably request and to make any applications, file any documents and furnish any information as may be reasonably required for that purpose. The Company will, at Ameriprise’s request, furnish Ameriprise copies of all material documents and correspondence sent to or received from these jurisdictions and will promptly advise Ameriprise when the Shares become qualified for offering and sale in each jurisdiction. The Company will promptly advise Ameriprise of any request made by the securities administrators of each jurisdiction to revise the Registration Statement or the Prospectus or for additional information or of the issuance of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable best efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible. The Company will furnish Ameriprise with and Ameriprise may be allowed to rely upon, a Blue Sky Memorandum, prepared by counsel acceptable to Ameriprise and the Company, naming the jurisdictions in which the Shares have been qualified for sale under the respective securities laws of such jurisdiction. In each jurisdiction where the Shares have been qualified, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

(d)           Amendments and Supplements. If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act or otherwise during the period of distribution of the Shares, any event shall have occurred to the knowledge of the Company as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares, the Company will promptly notify Ameriprise thereof and will prepare and file with the Commission an amendment or supplement.

(e)            Copies of Registration Statement. The Company will furnish Ameriprise copies of the Registration Statement (only one of which need include conformed signature pages and exhibits), the Prospectus and all amendments and supplements thereto, including any amendment or supplement prepared after the Effective Date, and any other information with respect to the Company as Ameriprise may from time to time reasonably request, in each case as soon as available and in such quantities as Ameriprise may reasonably request.

(f)              Prospectus Delivery. In case Ameriprise is required to deliver a Prospectus in connection with sales of any of the Shares at any time nine months or more after the Effective Date, upon Ameriprise’s request, the Company will, at its expense, prepare and deliver to Ameriprise as many copies as Ameriprise may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. The Dealer Manager is familiar with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith.

(g)           Qualification to Transact Business. The Company will take all reasonable steps necessary to ensure that it will be validly existing as a Maryland corporation at all times and will be qualified to do business in all jurisdictions in which the conduct of its business requires qualification and where qualification is required under local law.

(h)           Authority to Perform Agreements. The Company shall use its commercially reasonable best efforts to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for it to perform its obligations under this Agreement and the Organizational Documents and to consummate the transactions contemplated hereby and thereby, respectively, or to conduct the business described in the Prospectus.

(i)               Copies of Reports. The Company will provide Ameriprise with access, during normal business hours and subject to reasonable notice and execution and delivery of a confidentiality agreement acceptable to the Company, in its sole discretion, with such other information as Ameriprise may, from time to time, reasonably request regarding the financial condition and operations of the Company including, but not limited to, copies of operating statements of properties acquired by the Company; and provided further that the Company shall use its commercially reasonable best efforts to furnish to Ameriprise as promptly as shall be practicable the following:

(i)                a copy of each report or general communication (whether financial or otherwise) sent to the Stockholders; and

(ii)             a copy of each report (whether financial or otherwise) filed with the Commission.

(j)               Use of Proceeds. The Company will apply the proceeds from the sale of the Shares as set forth in the Prospectus; provided that, if for any reason, all or a portion of the proceeds of the Offering are not applied or committed for use as provided in the Prospectus within twelve months of the Termination Date, the Company shall promptly return the unused proceeds, with interest, to each subscriber on a pro rata basis.

(k)            Organization and Offering Expenses. In no event, at the completion of the Offering, shall the total of the organizational expenses and Offering expenses, as defined by the NASD, of the Offering to be paid directly by the Company exceed fifteen percent (15%) of the gross proceeds of the Offering of Shares sold on a “best efforts” basis.

(l)               Compliance with Applicable Laws. The Company shall comply, in all respects applicable to the Offering and the management of the Company, with the applicable requirements of, and the rules and regulations under, the Act, including but not limited to, ensuring all requisite actions are taken to ensure the continuance of sales of the Shares in accordance with the provisions herein and as set forth in the Prospectus; the Exchange Act, including but not limited to, the Company’s obligation to file and, as applicable, deliver to its shareholders periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K; the published rules and regulations of the Commission thereunder; the Conduct Rules of the NASD; the blue sky laws of every jurisdiction where the Shares will be sold; and any other federal and state laws, rules and regulations to which they are subject.

(m)         Delivery of Periodic Filings. The Company shall include with any prospectus or “investor kit” delivered to Ameriprise for distribution to potential investors in connection with the Offering a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

(n)           Earnings Statement. As soon as practicable but not later than 120 days after the close of the period covered thereby, the Company will make generally available to its stockholders an earnings statement of the Company (in form complying with the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder, which need not be certified by an independent public accountant unless required by the Act) covering the period required by Rule 158. As used herein, the terms “earnings statement” and “generally available to the Company’s shareholders” shall have the meanings contained in Rule 158.

(o)           Reimbursement Policy. The Company, the Dealer Manager and any agents of either, including any wholesalers, shall comply with Ameriprise’s wholesaler reimbursement policy as communicated to the Dealer Manager, as amended from time to time in Ameriprise’s sole discretion provided such policy complies with the rules and regulations of the NASD.

(p)           Trade Names and Trademarks. Neither the Company nor the Dealer Manager or their affiliates or related parties may use Ameriprise’s trade name or any trade name, trademark or service mark or logo of Ameriprise or any person or entity controlling, controlled by, or under common control with Ameriprise without Ameriprise’s prior written consent.

6.                  Expenses. The Company shall pay all fees and expenses arising from its obligations under this Agreement, including, but not limited to:

(a)            the Commission’s registration fee;

(b)           the expenses of printing the Registration Statement, the Prospectus and any amendment or supplement thereto and the expense of furnishing copies to Ameriprise of the Registration Statement, the Prospectus and any amendment or supplement thereto as herein provided;

(c)            the fees and expenses of its accountants and counsel in connection with the Offering contemplated by this Agreement;

(d)           the fees and expenses of any filing with the NASD;

(e)            subject to the provisions of Section 4(a), all of Ameriprise’s reasonable expenses in connection with the Offering, subject to the limits contained in the Prospectus, including, but not limited to, the travel expenses and similar expenses of Ameriprise’s employees and personnel incurred in connection with the Offering; and

(f)              the expenses of qualifying the Shares for offering and sale under state blue sky and securities laws, including the expense of preparing and printing the blue sky survey.

7.                  Privacy Act.

(a)            Each of the Company, the Dealer Manager, the Business Manager and Ameriprise shall comply with Title V of the Gramm-Leach-Bliley Act with respect to customer and consumer privacy. Privacy provisions of the Gramm-Leach-Bliley Act limit disclosure of customer information to uses required by law, regulation or rule. “Customer information” is defined as any information contained on a customer’s application and includes all nonpublic personal information about a customer shared by any of the Company, the Dealer Manager, the Business Manager or Ameriprise.

(b)           Subject to the provisions of the Gramm-Leach-Bliley Act, each of the Company, the Dealer Manager, the Business Manager and Ameriprise shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of customer information in their control. In the event of any improper disclosure of customer information, the party responsible agrees to immediately notify the other party or parties.

(c)            None of the Company, the Dealer Manager and the Business Manager shall use or disclose Ameriprise Confidential Information for any purpose other than to carry out the purpose for which Ameriprise Confidential Information was provided to the Company as set forth in this Agreement, and shall cause all the employees, agents, representatives, or any other party to whom the Company, the Dealer Manager and the Business Manager may provide access to or disclose Ameriprise Confidential Information to limit the use and disclosure of Ameriprise Confidential Information to that purpose. Additionally, each of the Company, the Dealer Manager and the Business Manager agrees to implement reasonable measures designed to assure the security and confidentiality of Ameriprise Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Ameriprise Confidential Information that could result in substantial harm or inconvenience to any customer of Ameriprise or any customer of its subsidiaries, affiliates, or licensees; each of the Company, the Dealer Manager and the Business Manager further agrees to cause all of its agents, representatives, subcontractors, or any other party to whom it may provide access to or disclose Ameriprise Confidential Information to implement appropriate measures designed to meet the objectives set forth in this paragraph; and upon request by Ameriprise, it will provide Ameriprise with copies of audits and test result information sufficient to assure Ameriprise that it has implemented information security measures consistent with this paragraph. “Ameriprise Confidential Information” includes, but is not limited to, all information regarding the customers of Ameriprise and the customers of its subsidiaries, affiliates, or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

8.                  Conditions of Obligations. Ameriprise’s obligations hereunder shall be subject to the accuracy of the Company’s representations and warranties contained in Section 1 hereof, the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations contained in Sections 4, 5, 7 and 9 hereof, and to the following additional conditions:

(a)            Effectiveness of Registration Statement.

(i)                the Registration Statement became effective on August 31, 2005 (the “Effective Date”) and, on the Effective Date and during the Effective Term, no order suspending the sale of the Shares in any jurisdiction nor any stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company or Ameriprise, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and

(ii)             any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of Ameriprise or Ameriprise’s counsel.

(b)           Accuracy of Registration Statement. Ameriprise shall not have advised the Company that the Registration Statement, or any amendment or any supplement thereto, in the reasonable opinion of Ameriprise or Ameriprise’s counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)            Accuracy of Prospectus. Ameriprise shall not have advised the Company that the Prospectus, or any amendment or any supplement thereto, in the reasonable opinion of Ameriprise or Ameriprise’s counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Closings. The Company, the Dealer Manager and the Business Manager will deliver to Ameriprise, as a condition of Ameriprise’s obligations hereunder, those documents as described in this Section 8 as of the effective date hereof and on or before the fifth business day following the filing of a quarterly or annual post-effective amendment to the Registration Statement pursuant to the Company’s undertaking pursuant to Item 20D of the Commission’s Industry Guide 5 (each such date, a “Documented Closing Date”).

(e)            Opinion of Shefsky & Froelich Ltd. On the date hereof and at each Documented Closing Date, Ameriprise shall receive the following dated the date hereof and each Documented Closing Date, as the case may be:

(i)     The favorable opinion of Shefsky & Froelich Ltd., special counsel to the Company, the Dealer Manager and the Business Manager, substantially in the form attached hereto as Exhibit A.

(ii)    A statement by Shefsky & Froelich Ltd., special counsel to the Company, the Dealer Manager and the Business Manager, substantially in the form attached hereto as Exhibit B.

(f)              Opinion of Shapiro Sher Guinot & Sandler, P.A. Ameriprise shall receive the favorable opinion of Shapiro Sher Guinot & Sandler, P.A., special Maryland counsel for the Company, dated as of the date hereof or as of each Documented Closing Date, addressed to Ameriprise substantially in the form attached hereto as Exhibit C.

(g)           Accountant’s Letter. Ameriprise shall have received from KPMG LLP a comfort letter, in form and substance reasonably satisfactory to Ameriprise.

(h)           Update of Accountant’s Letter. Ameriprise shall receive from KPMG LLP, dated as of such Documented Closing Date, a comfort letter, in form and substance reasonably satisfactory to Ameriprise in all material respects, provided that (i) the specified date through which KPMG LLP shall have conducted its review shall be a date not more than five days prior to each such Documented Closing Date, (ii) such comfort letter shall cover the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q (the “Most Recent Periodic Report”) as well as the quarterly post-effective amendment to the Registration Statement that triggers such Documented Closing Date (the “Triggering Amendment”), and (iii) if financial statements or financial information of any other entity are included in the Most Recent Periodic Report or Triggering Amendment, the comfort letter to be received by Ameriprise shall also cover such financial statements or financial information.

(i)               Information Concerning the Business Manager. On the date hereof and at each Documented Closing Date, Ameriprise shall receive a letter dated the date hereof and each Documented Closing Date, as the case may be, from the Business Manager, confirming that: (1) the Business Management Agreement has been duly and validly authorized, executed and delivered by the Business Manager and constitutes a valid agreement of the Business Manager enforceable in accordance with its terms; (2) the execution and delivery of the Business Management Agreement, the consummation of the transactions therein contemplated and compliance with the terms of the Business Management Agreement by the Business Manager will not conflict with or constitute a default under its articles of incorporation or bylaws or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Business Manager is a party, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Business Manager, or any of its property; (3) no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of the Business Management Agreement by the Business Manager, or for the consummation of the transactions contemplated thereby; and (4) the Business Manager is a corporation duly formed, validly existing and in good standing under the laws of the State of Illinois and is duly qualified to do business as a foreign corporation in each other jurisdiction in which the nature of its business would make such qualification necessary.

(j)               Confirmation. As of the date hereof and at each Documented Closing Date, as the case may be:

(i)                the representations and warranties of the Company, the Dealer Manager and the Business Manager in the Agreement contained herein shall be true and correct with the same effect as if made on the date hereof or the Documented Closing Date, as the case may be, and the Company, the Dealer Manager and the Business Manager shall have performed all covenants or conditions on their part to be performed or satisfied at or prior to the date hereof or respective Documented Closing Date;

(ii)             the Registration Statement and the Prospectus (and all amendments or supplements thereto) contain all statements and information required to be included therein, the Registration Statement (or any amendments or supplements thereto) does not include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus (or any amendments or supplements thereto) does not include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(iii)          there shall have been no material adverse change in the business, properties, prospects or condition (financial or otherwise) of the Company subsequent to the date of the balance sheets provided in the Registration Statement not otherwise described in the Registration Statement and the Prospectus.

Ameriprise shall receive a certificate, in the form reasonably acceptable to it, dated the date hereof and each Documented Closing Date, as the case may be, confirming each of the matters set forth in this Section 8(j)(i-iii).

If any of the conditions specified in this Agreement shall not have been fulfilled when and as required by this Agreement, all Ameriprise’s obligations hereunder and thereunder may be canceled by Ameriprise by notifying the Company of such cancellation in writing or by telecopy at any time, and any such cancellation or termination shall be without liability of any party to any other party except as otherwise provided in Sections 4, 6, 9, 10 and 11 of the Agreement. All certificates, letters and other documents referred to in this Agreement will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Ameriprise and Ameriprise’s counsel. The Company will furnish Ameriprise with conformed copies of such certificates, letters and other documents as Ameriprise shall reasonably request.

9.                  Indemnification.

(a)            Subject to the limitations set forth in this Section 9(a) and Sections 9(b) and 9(c) hereof, the Company, the Dealer Manager and the Business Manager, jointly and severally, agree to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of the Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Prospectus; (ii) in any application or other document (in this Section 9 collectively called “application”) executed by the Company, the Dealer Manager or the Business Manager or any of their affiliates or based upon information furnished by the Company, the Dealer Manager or the Business Manager or any of their affiliates and filed in any jurisdiction in order to qualify the Shares under the securities laws thereof, or in any amendment or supplement thereto; (iii) in the Company’s periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K; (iv) in any supplemental sales material (whether designated for broker-dealer use or otherwise) approved by the Company for use by Ameriprise; (v) any communication regarding the annual valuation of the Shares provided by or on behalf of the Company; (vi) the breach by the Company, the Dealer Manager or the Business Manager or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms and conditions of this Agreement; or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In no case shall the Company, the Dealer Manager or the Business Manager be liable under this Section 9(a) with respect to any loss, liability, claim, damage or expense suffered by an Indemnified Party unless the Company shall have been notified in writing by the party seeking indemnity (in the manner provided in Section 12 hereof) within a reasonable time after the assertion thereof; provided that the failure to so notify the Company shall not relieve the Company, the Dealer Manager or the Business Manager from any liability unless and to the extent that the failure to notify materially prejudices their defense of the claim. Each of the Company, the Dealer Manager and the Business Manager shall be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume with counsel chosen by it and reasonably acceptable to the Indemnified Party the defense, of any claim or suit for which the Indemnified Party seeks indemnification hereunder.

If the Company, the Dealer Manager or the Business Manager elects to assume the defense of any such suit and retains counsel, they shall not be liable under this Section 9 for any legal or other expenses subsequently incurred by the party seeking indemnity, and the party seeking indemnity shall bear the fees and expenses of any additional counsel unless: (A) the employment of counsel by the Indemnified Party has been authorized by the Company; (B) the Company, the Dealer Manager or the Business

Manager shall not in fact have employed counsel to assume the defense of such action, in either of which events such fees and expenses shall be borne by the Company; or (C) the Indemnified Party reasonably believes that it has defenses different from, or additional to, those available to the Company, the Dealer Manager or the Business Manager.

Notwithstanding the foregoing provisions of this Section 9, the Company, the Dealer Manager or the Business Manager will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Ameriprise explicitly for use in the Registration Statement (or any amendment thereof) or the Prospectus (or any supplement thereto); provided further that if the claim relates to or arises from an untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus but eliminated or remedied in any amendment or supplement thereto, the Company, the Dealer Manager and the Business Manager shall have no obligation to provide indemnity to Ameriprise if a copy of the Prospectus as so amended or supplemented was not sent or given by Ameriprise to the ultimate purchaser of Shares at or prior to the time the subscription was accepted by the Company; but only if a copy of the Prospectus (as so amended or supplemented) had been supplied by the Company to Ameriprise prior to acceptance of the subscription by the Company. The obligations of the Company, the Dealer Manager and the Business Manager hereunder shall be in addition to any other obligations they may have under applicable law.

(b)           The obligations of the Company, the Dealer Manager and the Business Manager under this Section 9 are further limited to the extent that indemnification is not permitted under this Agreement for loss, liability, claim, damage or expense related to or arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations and a court of competent jurisdiction has approved indemnification to Ameriprise; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published positions of the Tennessee Securities Division and any other state, provincial or territorial securities regulatory authority in which securities of the Company were offered and sold respecting the availability or propriety of indemnification for securities law violations.

(c)            Ameriprise agrees to indemnify and hold harmless the Company, the Dealer Manager and the Business Manager and each person, if any, who controls them within the meaning of the Act: to the same extent as in the foregoing indemnity from the Company, the Dealer Manager and the Business Manager to Ameriprise, but only to the extent that any loss, liability, claim, damage or expense relates to or arises from information relating to Ameriprise furnished in writing by

Ameriprise or on its behalf explicitly for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto.

(d)           Subject to the limitations set forth in Sections 10(a), 10(b) and 10(c) hereof and in order to provide for just and equitable contribution where the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a),(b) or (c) above in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, except by reason of the terms thereof, the Company, the Dealer Manager and the Business Manager on the one hand and Ameriprise on the other shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and the Business Manager on the one hand and Ameriprise on the other from the Offering based on the public offering price of the Shares sold and the selling commissions received by Ameriprise with respect to such Shares sold. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits referred to above but also the relative fault of the Company, the Dealer Manager and the Business Manager on the one hand and Ameriprise on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Dealer Manager and the Business Manager on the one hand and Ameriprise on the other shall be deemed to be in the same proportion as the total proceeds from the Offering with respect to Shares sold by Ameriprise (net of commissions paid to Ameriprise but before deducting expenses) received by the Company bear to the total commissions actually received by Ameriprise pursuant to Section 4 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Dealer Manager and the Business Manager on the one hand or Ameriprise on the other. The Company agrees with Ameriprise that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation, or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or action in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Ameriprise shall not be required to contribute any amount in excess of the amount by which the total price of the Shares sold by Ameriprise to the public exceeds the amount of any damages which Ameriprise has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act or Section 10(b) of the Exchange Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, any person that controls Ameriprise within the meaning of Section 15 of the Act shall have the same right to contribution as Ameriprise, and each person who controls the Company within the meaning of Section 15 of the Act shall have the same right to contribution as the Company.

(e)            The notice provisions contained in Section 9(a) hereof, relating to notice to the Company, shall be equally applicable to Ameriprise if the Company, the Dealer Manager or the Business Manager or any controlling person of the Company, the Dealer Manager or the Business Manager seeks indemnification pursuant to Section 9(c) hereof. In addition, Ameriprise may participate in the defense, or assure the defense, of any such suit so sought under Section 9(c) hereof and have the same rights and privileges that each of the Company, the Dealer Manager and the Business Manager enjoys with respect to suits under Section 9(a) hereof.

10.            Termination of this Agreement. After this Agreement becomes effective, any party may terminate it at any time for any reason by giving two (2) days’ prior written notice to the other parties; provided further that this Agreement shall terminate at the close of business on the Termination Date. Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party other than as provided in Section 6 and Section 9 hereof, which shall survive termination.

11.            Representations, Warranties and Agreements to Survive Termination. Regardless of whether this Agreement is terminated, all representations, warranties and agreements contained in this Agreement or contained in certificates submitted by any party pursuant hereto shall remain operative and in full force and effect until expiration of the relevant statute of limitations, regardless of any investigation made by or on behalf of any party hereto.

12.            Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company, to:	Inland American Real Estate Trust, Inc. 2901 Butterfield Road Oak Brook, IL 60523
Attention: Roberta S. Matlin Telephone: (630) 218-8000 Facsimile: (630) 218-4955

with copies to:	Shefsky & Froelich Ltd. 111 E. Wacker Drive, Suite 2800 Chicago, IL 60601
Attention: Michael J. Choate Telephone: (312) 836-4066 Facsimile: (312) 275-7554

If to the Dealer Manager, to:	Inland Securities Corporation 2901 Butterfield Road Oak Brook, IL 60523
Attention: Brenda G. Gujral Telephone: (630) 218-8000 Facsimile: (630) 218-4955

If to Ameriprise, to:	Ameriprise Financial Services, Inc. 570 Ameriprise Financial Center Minneapolis, MN 55474
Attention: Frank A. McCarthy Telephone: (612) 671-3131 Facsimile: (612) 671-2269

with copies to:	Ameriprise Financial Services, Inc. 50606 Ameriprise Financial Center Minneapolis, MN 55474
Attention: General Counsel’s Office Telephone: (612) 671-3131

and to:	Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626
Attention: William J. Cernius Telephone: (714) 540-1235 Facsimile: (714) 755-8290

13.            References. All references herein to any of the parties hereto shall be deemed to include all successors and assigns of such party.

14.            Parties. This Agreement shall inure to the benefit of and be binding upon Ameriprise, the Company, the Dealer Manager and the Business Manager and the successors and assigns of each such party. This Agreement and the conditions and provisions hereof are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term “successors and assigns,” as used herein, shall not include any purchaser of Shares as such.

15.            Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.

16.            Effectiveness of Agreement. This Agreement shall become effective at 6:00 p.m., Chicago, Illinois time, on June 28, 2006, or at such other time as Ameriprise and the Company agree.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between the undersigned in accordance with its terms.

INLAND AMERICAN REAL ESTATE TRUST, INC. A MARYLAND CORPORATION

		By:	/s/ Brenda Gail Gujral
		Name:	Brenda Gail Gujral
		Its:	President

INLAND SECURITIES CORPORATION, A DELAWARE CORPORATION

		By:	/s/ Brenda Gail Gujral
		Name:	Brenda Gail Gujral
		Its:	President

INLAND AMERICAN BUSINESS MANAGER & ADVISOR, INC., AN ILLINOIS CORPORATION

		By:	/s/ Roberta S. Matlin
		Name:	Roberta S. Matlin
		Its:	President

Accepted as of the date first above written:

AMERIPRISE FINANCIAL SERVICES, INC., A DELAWARE CORPORATION

By:	/s/ Frank M. McCarthy
Name:
Its:

Soliciting Dealer Agreement Signature Page